UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas U.S.A. 77056

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective immediately, Aaron Gatt Floridia, formerly Schlumberger’s Executive Vice President, Western Hemisphere, has changed roles and assumed the position of Senior Advisor to the Chief Operating Officer.

In connection with Mr. Gatt Floridia’s changed role, Schlumberger and Mr. Gatt Floridia entered into an employment agreement (the “Agreement”) effective as of April 1, 2019, setting forth certain terms of Mr. Gatt Floridia’s employment with Schlumberger through March 31, 2021 (the “Term”).

Under the Agreement, Mr. Gatt Floridia will receive payments and benefits consisting of (1) annual base salary of $840,000, paid in monthly installments; (2) medical, pension and profit-sharing benefits for which he is eligible as an employee; (3) cash in an amount equal to accrued and unused vacation as of March 31, 2019; (4) a prorated cash incentive award based on service from January 1, 2019 through March 31, 2019, to be determined in March 2020; (5) repatriation assistance; (6) reimbursement for reasonable business expenses incurred in the normal course of performing his duties under the Agreement; and (7) tax preparation assistance for 2019.

During the Term, Mr. Gatt Floridia will generally continue to vest in stock options, performance share unit awards and restricted stock unit awards previously granted to him, in accordance with the terms of the applicable award agreements and omnibus stock incentive plans. If Mr. Gatt Floridia is terminated other than for cause or upon his employment with an unauthorized competitor, he will have the period to exercise previously granted stock options provided under the applicable plan rules, to the extent that such stock options were exercisable as of the date of his termination.

The Agreement contains certain provisions that would apply in the event of termination of Mr. Gatt Floridia’s employment. The Agreement also contains confidentiality, return of property, noncompetition and non-disparagement covenants. In connection with the Agreement, Mr. Gatt Floridia entered into a release and waiver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Saul R. Laureles
Saul R. Laureles
Assistant Secretary

Date: March 28, 2019